UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2006

SCHICK TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

State of Delaware	000-22673	11-3374812
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30-00 47th Avenue

Long Island City, New York 11101

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 937-5765

(Former Name or Former Address, if

Changed Since Last Report)

ITEM 8.01. Other Events

Schick Technologies, Inc. (the “Company”) will hold its 2005 Annual Meeting of Stockholders on Tuesday, March 28, 2006, beginning at 1:00 p.m. at the Company’s offices, located at 30-00 47th Avenue, 5th floor, Long Island City, New York 11101. The record date for determination of the stockholders entitled to notice of and to vote at such meeting is February 10, 2006.

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2006, the Board of Directors of Schick Technologies, Inc. amended the bylaws of the Company (the “Bylaws”) effective as of that date. The amendment revises Section 1 of the Bylaws to provide that the Board shall consist of not less than four or more than twelve directors.

ITEM 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits
Exhibit 3.2:	Bylaws of the Company, as amended, dated March 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHICK TECHNOLOGIES, INC.
(Registrant)

Date: March 7, 2006
By: /s/ Zvi N. Raskin________
Zvi N. Raskin
Secretary and General Counsel